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                                                                    EXHIBIT 23.1

                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the incorporation by reference in the Prospectuses constituting part of this Registration Statement on Form F-3 of Petroleum Geo-Services ASA, PGS Trust II and PGS Trust III of our report dated February 16, 1999, except as to Note 20, which is as of April 21, 1999, which appears on page F-1 of the Form 20-F/A of Petroleum Geo-Services ASA dated November 5, 1999, which amends the Form 20-F dated June 4, 1999. We also consent to the references to us under the heading "Experts" in such Prospectuses.





PRICEWATERHOUSECOOPERS LLP

Houston, Texas
November 5, 1999